News
For Immediate Release

Media Contact:	Investor Contact:
Beth Halloran Sr. Dir., Corporate Communications 703.653.2248 bhalloran@orcc.com	Catherine Graham EVP & Chief Financial Officer 703.653.3155 cgraham@orcc.com

ONLINE RESOURCES POSTS THIRD QUARTER 2010 RESULTS
Company Delivers Strong Results Against Expectations

CHANTILLY, Va., November 4, 2010 – Online Resources Corporation (Nasdaq: ORCC), a leading provider of online financial services, today reported financial and operating results for the three months ended September 30, 2010.

•	Revenue was $36.8 million, compared to $36.6 million in the third quarter of 2009.

•	Ebitda, a non-GAAP measure, was $7.4 million, compared to $8.8 million in the same quarter of 2009.

•	Adjusted Ebitda, a non-GAAP measure that adjusts Ebitda for equity compensation and other expense, was $8.0 million, compared to $9.8 million in the prior year period.

•	Net loss available to common stockholders was $0.7 million, or $0.02 per share, compared to net income of $0.4 million, or $0.01 per diluted share, in the same quarter of 2009.

•	Core net income, a non-GAAP measure, was $1.2 million, or $0.04 per diluted share, compared to $2.9 million, or $0.09 per diluted share, in the same quarter of 2009.

“We continued our trend of performing well against expectations this year, exceeding revenue and earnings expectations in the quarter,” said Joseph L. Cowan, the company’s president and chief executive officer. “Additionally, payment transactions and consumer adoption of online banking and payments continued their quarterly upward climb.”

“Our planning process is well underway.  We have presented a strategic direction to the Board of Directors and are now developing the supporting operating plan for their approval.  We expect to present this plan to the Board in December and I look forward to sharing it with you once we have finalized our course of action.”

(more)

Outlook for Fourth Quarter 2010

Online Resources provided the following guidance for the fourth quarter of 2010. These statements are forward-looking, and actual results may differ materially.

•	Revenue for the fourth quarter is expected to be between $35.0 and $37.0 million.

•	Ebitda[1,2] for the quarter is expected to be between $5.5 and $7.0 million

•	Adjusted Ebitda[1,2] for the quarter is expected to be between $6.7 and $8.0 million.

•	Core net income[1,3,4,5] is expected to be between $0.03 and $0.05 per diluted share.

Should the Company make organizational changes as a part of its fourth quarter planning process, it may incur restructuring costs. These costs are not included in the above guidance.

(1)	The Company uses non-GAAP (Generally Accepted Accounting Principles) financial measures, including Ebitda, adjusted Ebitda and core net income, to evaluate performance and establish goals. It believes that these measures are valuable to investors in assessing the Company’s operating results when viewed in conjunction with GAAP results.

(2)	Ebitda is defined as net income before interest, taxes, depreciation and amortization expense. Adjusted Ebitda is defined as net income before interest, taxes depreciation and amortization, and equity compensation expense.

(3)	Core net income is defined as net income available to common stockholders before, on a pre-tax basis unless otherwise noted, the amortization of acquisition-related intangible assets, equity compensation expense, income tax benefit or expense from the change in valuation allowance, income (costs) related to the fair market valuation of certain derivatives and mark-to-market investments, preferred stock accretion related to the redemption premium and all other non-recurring charges. Some or all of these items may not be applicable in any given reporting period.

(4)	Excludes estimates for amortization of acquisition-related intangible assets of $1.3 million, equity compensation expense of $0.9 million and preferred stock accretion related to the redemption premium of $0.4 million.

(5)	Core net income per share calculated using estimated fully diluted shares outstanding of 32.1 million.

Conference Call and Web Cast
Management will host a conference call to discuss results at 5:00 p.m. ET today. The conference call dial-in number is (877) 303-6496 for domestic participants and (707) 287-9318 for international participants. Alternatively, a live web cast of the call will be available through the “Investors” section of Online Resources’ web site at www.orcc.com. The call and web cast will be recorded and available for playback from 8:00 p.m. ET on November 4th until midnight on Thursday, November 11th. For the conference call playback, dial (800) 642-1687 for domestic participants and (706) 645-9291 for international participants and enter code 19000222. For web cast replay, go to the “Investors” section of www.orcc.com.

About Online Resources
Online Resources (Nasdaq: ORCC) powers financial interactions between millions of consumers and the Company’s financial institution and biller clients.  Backed by its proprietary real-time payments gateway that links banks directly with billers, the Company provides web and phone-based financial services, electronic payments and marketing services to drive consumer adoption. Founded in 1989, Online Resources is the largest financial technology provider dedicated to the online channel. For more information, visit www.orcc.com.

This news release contains statements about future events and expectations, which are “forward-looking statements.” Any statement in this release that is not a statement of historical fact may be deemed to be a forward-looking statement. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Specifically factors that might cause such a difference include, but are not limited to: the company’s history of losses and anticipation of future losses; the company’s dependence on the marketing efforts of third parties; the potential fluctuations in the company’s operating results; the company’s potential need for additional capital; the company’s potential inability to expand the company’s services and related products in the event of substantial increases in demand for these services and related products; the company’s competition; the company’s ability to attract and retain skilled personnel; the company’s reliance on the company’s patents and other intellectual property; the early stage of market adoption of the services it offers; consolidation of the banking and financial services industry; and those risks and uncertainties discussed in filings made by the company with the Securities and Exchange Commission, including those risks and uncertainties contained under the heading “Risk Factors” in the company’s Form 10-K, latest 10-Q, and S-3 as filed with the Securities and Exchange Commission. These factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.

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Online Resources Corporation
Quarterly Operating Data1
(Unaudited)

	4Q08	1Q09	2Q09	3Q09	4Q09	1Q10	2Q10	3Q10
BANKING SERVICES
Payment Services
Revenue	$17.9	$17.5	$17.2	$17.1	$16.7	$16.4	$15.7	$15.3
Bill Payment Transactions	39.4	39.0	37.3	38.5	37.8	35.9	36.6	37.9

Other Revenue	$5.3	$5.4	$5.9	$5.7	$7.7	$7.0	$6.5	$7.0

eCOMMERCE SERVICES
Payment Services — User Paid
Revenue	$5.8	$6.5	$5.8	$4.7	$4.1	$4.8	$4.1	$3.9
Bill Payment Transactions	1.6	1.7	1.6	1.4	1.2	1.4	1.3	1.4

Payment Services — Biller Paid
Revenue	$6.2	$7.1	$7.0	$7.2	$7.3	$8.6	$8.4	$8.5
Bill Payment Transactions	11.8	12.7	13.5	13.7	14.2	15.4	15.9	16.6

Other Revenue	$2.0	$2.7	$1.9	$1.9	$2.4	$1.9	$1.7	$2.0

OTHER KEY METRICS
Internet Banking Adoption Rate[2]	35.4%	38.3%	40.8%	43.2%	46.0%	45.0%	47.9%	49.4%
Banking Billpay Adoption Rate	10.2%	10.4%	10.7%	11.1%	11.4%	11.6%	11.9%	12.2%
Enterprise Users	13.2	13.8	14.0	14.3	14.8	14.7	15.0	15.8

Notes:

1.	In millions except adoption rates.

2.	The Company refined its definition of an Internet banking user in 1Q09 to incorporate a stricter definition of an active user. In order to make them consistent with the new definition, the Internet banking adoption rates for prior periods have been adjusted. User counts under the new definition have been estimated for the prior periods.

Online Resources Corporation
Consolidated Statements of Operations
(In thousands, except per share data)

	THREE MONTHS ENDED			NINE MONTHS ENDED
	SEPTEMBER 30,			SEPTEMBER 30,
	2010		2009	2010		2009
		(Unaudited)			(Unaudited)
Revenues:
Account presentation services	$2,237		$2,083	$6,676		$5,877
Payment services	27,699		28,971	85,576		90,126
Relationship management services	2,358		2,015	6,498		6,055
Professional services and other	4,501		3,525	12,986		11,559

Total revenues	36,795		36,594	111,736		113,617

Expenses:
Cost of revenues	19,394		18,816	58,406		58,496

Gross profit	17,401		17,778	53,330		55,121

General and administrative	7,399		6,955	23,427		23,564
Selling and marketing	4,900		4,624	14,657		15,952
Systems and development	2,277		2,247	7,403		6,630

Total expenses	14,576		13,826	45,487		46,146

Income from operations	2,825		3,952	7,843		8,975

Other income (expense)
Interest income	18		22	39		104
Interest expense	286		(357)	450		(3,300)
Other income (expense)	—		14	(99)		91

Total other income (expense)	304		(321)	390		(3,105)

Income before tax provision	3,129		3,631	8,233		5,870
Income tax provision	1,427		918	3,282		1,950

Net income	1,702		2,713	4,951		3,920
Preferred stock accretion	2,413		2,325	7,124		6,861

Net income (loss) available to common stockholders	$(711)		$388	$(2,173)		$(2,941)

Net income (loss) available to common stockholders per share:
Basic	$(0.02)		$0.01	$(0.07)		$(0.10)
Diluted	$(0.02)		$0.01	$(0.07)		$(0.10)

Shares used in calculation of net loss available to common stockholders per share:
Basic	31,148		30,048	30,850		29,898
Diluted	31,148		31,546	30,850		29,898

Online Resources Corporation
Condensed Consolidated Balance Sheets

(In thousands)

	SEPTEMBER 30,		DECEMBER 31,
	2010		2009
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$27,042		$22,907
Accounts receivable, net	18,834		17,457
Deferred tax asset, current portion	7,477		7,477
Prepaid expenses and other current assets	5,822		4,043

Total current assets	59,175		51,884

Property and equipment, net	26,950		25,561
Deferred tax asset, less current portion	18,591		22,490
Goodwill	181,516		181,516
Intangible assets	15,468		19,972
Deferred implementation costs, less current portion, and other assets	9,175		7,067

Total assets	$310,875		$308,490

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,344		$2,008
Accrued expenses	5,143		3,739
Notes payable, senior secured debt, current portion	21,625		8,250
Interest payable	3		27
Deferred revenues, current portion, and other current liabilities	7,496		6,793

Total current liabilities	36,611		20,817

Notes payable, senior secured debt, less current portion	19,125		40,500
Deferred revenues, less current portion, and other long-term liabilities	6,699		6,888

Total liabilities	62,435		68,205

Redeemable convertible preferred stock	107,747		100,623

Stockholders’ equity	140,693		139,662

Total liabilities and stockholders’ equity	$310,875		$308,490

Online Resources Corporation
Condensed Consolidated Statements of Cash Flows

(In thousands)

	NINE MONTHS ENDED
	SEPTEMBER 30,
	2010		2009
		(Unaudited)

Operating activities
Net income	$4,951		$3,920
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred tax benefit	3,899		2,008
Depreciation and amortization	13,983		15,209
Equity compensation expense	2,095		3,307
Write off and amortization of debt issuance costs	250		250
Loss on disposal of assets	—		37
Provision for losses on accounts receivable	169		16
Gain on investments	—		(91)
Change in fair value of theoretical swap derivative	(1,676)		8
Changes in certain other assets and liabilities	(1,501)		(958)

Net cash provided by operating activities	22,170		23,706
Investing activities
Purchases of property and equipment	(10,793)		(6,744)
Sale of short-term investments	—		2,100

Net cash used in investing activities	(10,793)		(4,644)
Financing activities
Net proceeds from issuance of common stock	777		425
Repayment of 2007 notes	(8,000)		(11,687)
Repayment of capital lease obligations	(19)		(26)

Net cash used in financing activities	(7,242)		(11,288)

Net increase in cash and cash equivalents	4,135		7,774
Cash and cash equivalents at beginning of year	22,907		22,969

Cash and cash equivalents at end of period	$27,042		$30,743

Online Resources Corporation
Reconciliation of Non-GAAP Measures

(In thousands, except per share data)

	THREE MONTHS ENDED			NINE MONTHS ENDED
	SEPTEMBER 30,			SEPTEMBER 30,
	2010		2009	2010		2009
		(Unaudited)			(Unaudited)
Reconciliation of ebitda (See Note 1):
Net income	$1,702		$2,713	$4,951		$3,920
Depreciation and amortization (incl. loss on disposal of assets)	4,620		4,822	13,983		15,246
Interest expense, net	(304)		335	(489)		3,196
Income tax provision	1,427		918	3,282		1,950

Ebitda (See Note 1)	$7,445		$8,788	$21,727		$24,312

Reconciliation of adjusted ebitda (See Note 2):
Net income	$1,702		$2,713	$4,951		$3,920
Depreciation and amortization (incl. loss on disposal of assets)	4,620		4,822	13,983		15,246
Equity compensation expense	516		1,069	2,095		3,307
Other (income) expense	(304)		321	(390)		3,105
Income tax provision	1,427		918	3,282		1,950

Adjusted Ebitda (See Note 2)	$7,961		$9,843	$23,921		$27,528

Reconciliation of core net income (See Note 3):
Net income (loss) available to common stockholders	$(711)		$388	$(2,173)		$(2,941)
Preferred stock accretion related to redemption premium	406		398	1,213		1,189
Change in fair value of theoretical swap derivative	(649)		(694)	(1,676)		8
Change in fair value of mark to market investments	—		(14)	—		(91)
Change in tax valuation allowance	258		—	358		—
Restructuring costs, net of tax	—		—	823		—
Equity compensation expense	516		1,069	2,095		3,307
Amortization of intangible assets	1,348		1,753	4,633		5,917

Core net income (see Note 3)	$1,168		$2,900	$5,273		$7,389

Reconciliation of core net income per share:
Diluted net income (loss) available to common stockholders	$(0.02)		$0.01	$(0.07)		$(0.10)
Preferred stock accretion related to redemption premium	0.01		0.01	0.04		0.04
Change in fair value of theoretical swap derivative	(0.02)		(0.02)	(0.05)		—
Change in fair value of mark to market investments	—		—	—		—
Change in tax valuation allowance	0.01		—	0.01		—
Restructuring costs, net of tax	—		—	0.03		—
Equity compensation expense	0.02		0.03	0.07		0.11
Amortization of intangible assets	0.04		0.06	0.15		0.19
Other, including impact of treasury method and rounding	—		—	(0.01)		—

Core net income per share	$0.04		$0.09	$0.17		$0.24

Notes:

1.	Ebitda is a non-GAAP measure we define as net income before interest, taxes, depreciation and amortization expense.

2.	Adjusted ebitda is a non-GAAP measure we define as net income before interest, taxes, depreciation and amortization and equity compensation expense.

3.	Core net income is defined as net income available to common stockholders before, on a pre-tax basis unless otherwise noted, the amortization of acquisition-related intangible assets, equity compensation expense, income tax benefit or expense from the change in valuation allowance, income (costs) related to the fair market valuation of certain derivatives and mark-to-market investments, preferred stock accretion related to the redemption premium and all other non-recurring charges. Some or all of these items may not be applicable in any given reporting period.